SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                             ------------------------

                                     FORM 8-K


                                  CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE


                    SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


         Date of Report (Date of earliest event reported): June 10, 1997


                            PACIFIC GREYSTONE CORPORATION
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)




                  Delaware               1-11749            95-4337490
         ------------------------      ------------   -------------------
         (State of Incorporation)      (Commission       (IRS Employer
                                       File Number)   Identification No.)



         6767 Forest Lawn Drive, Suite 300
         Los Angeles, California                               90068-1027
         ----------------------------------------------------   ---------
         (Address of principal executive offices)              Zip Code



                                  (213) 436-6300
                  ----------------------------------------------------
                  (Registrant's telephone number, including area code)





                     INFORMATION TO BE INCLUDED IN THE REPORT


         ITEM 5.   OTHER EVENTS.


                   Pacific Greystone Corporation, a Delaware corporation ("Greystone"), and Lennar Corporation, a Delaware corporation ("Lennar"), entered into a Plan and Agreement of Merger, dated as of June 10, 1997 (the "Merger Agreement"), pursuant to which, sub-ject to the terms and conditions thereof, among other things, Len-nar will be merged (the "Merger") with and into Greystone with Greystone as the surviving corporation (the "Surviving Corpora-tion"). Prior to the Merger, among other things, Lennar will (i) transfer to LPC, Inc., a Delaware corporation and wholly owned subsidiary of Lennar ("LPC") its Asset Management Business (as defined in the Merger Agreement) and distribute 100% of the equity of LPC to Lennar's stockholders (the "Spin Off") and (ii) transfer certain real estate assets to a newly formed joint venture in which Lennar and LPC will each own a 50% interest and with respect to which a subsidiary of Lennar will act as the managing general partner.

                   The Merger Agreement provides for, among other things, the issuance of a stock dividend immediately prior to the consum-mation of the Merger of 0.138 of a share of Common Stock, par value $.01 per share, of Greystone ("Greystone Common Stock") on each share of Greystone Common Stock then outstanding (the "Stock Dividend"). Upon consummation of the Merger, (i) each outstanding share of Greystone Common Stock will remain outstanding as a share of common stock of the Surviving Corporation, (ii) each outstand-ing share of common stock of Lennar will be converted into one share of common stock of the Surviving Corporation, and (iii) each outstanding share of Class B common stock of Lennar will be con-verted into one share of Class B common stock of the Surviving Corporation. The Merger Agreement provides that the consolidated net worth of Lennar as of the Merger, giving effect to the Spin Off but not giving effect to the Merger and subject to certain adjustments, will be $200 million (subject to increases if the Merger is consummated after August 31, 1997). The Merger Agree-ment also provides, among other things, for certain payments to be made under certain conditions in the event the Merger is not con-summated. Additionally, consummation of the Merger is subject to the receipt of a ruling from the Internal Revenue Service (or an opinion of counsel) with respect to certain tax matters relating to the proposed transactions. Consummation of the Merger is also subject to certain other conditions.

                   Leonard Miller and certain of his affiliates (col-lectively, "Miller") entered into a voting agreement (the "Miller Voting Agreement"), dated as of June 10, 1997, with Lennar, Grey-stone and Warburg, Pincus Investors, L.P., a Delaware limited partnership ("Warburg"), pursuant to which Miller agreed, among





         other things, to vote all his equity in Lennar in favor of the Merger.

                   Warburg entered into a voting agreement (the "Warburg Voting Agreement"), dated as of June 10, 1997, with Lennar and Greystone, pursuant to which Warburg agreed, among other things, to vote all of its equity in Greystone in favor of the Merger. Warburg's vote in favor of the Merger is sufficient to approve the Merger on behalf of Greystone's shareholders. Warburg also agreed to make certain payments to Lennar under certain circumstances.

                   Copies of each of the Merger Agreement, the Miller Vot-ing Agreement and the Warburg Voting Agreement are attached to this Form 8-K as Exhibits and are hereby incorporated herein by reference. The foregoing summary is qualified in its entirety by
         reference thereto.






         Exhibit                  Description
         -------                  -----------

         99.1 Plan and Agreement of Merger, dated as of June 10 1997, by and between Lennar Corporation and Pacific Greystone Corporation

         99.2 Voting Agreement, dated June 10, 1997, by and among MFA Limited Partnership, LMM Family Partnership, Leonard Miller, Pacific Greystone Corporation and Warburg, Pin-cus Investors, L.P.

         99.3 Voting Agreement, dated June 10, 1997, between Pacific Greystone Corporation, Lennar Corporation and Warburg, Pincus Investors, L.P.






                                    Signatures
                                    ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            PACIFIC GREYSTONE CORPORATION
                                            (Registrant)



                                            By:  /s/ Antonio B. Mon
                                                -----------------------
                                               Name:  Antonio B. Mon
                                               Title: Vice Chairman and
                                                      Chief Financial
                                                      Officer









         Dated: June 17, 1997






                                   EXHIBIT INDEX

         Exhibit No.    Description of Exhibit
         -----------    ----------------------

         99.1 Plan and Agreement of Merger, dated as of June 10 1997, by and between Lennar Corporation and Pacific Greystone Corporation

         99.2 Voting Agreement, dated June 10, 1997, by and among MFA Limited Partnership, LMM Family Partnership, Leonard Miller, Pacific Greystone Corporation and Warburg, Pin-cus Investors, L.P.

         99.3 Voting Agreement, dated June 10, 1997, between Pacific Greystone Corporation, Lennar Corporation and Warburg, Pincus Investors, L.P.